QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 27, 2008, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Kratos Defense and Security Solutions Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kratos Defense and Security Solutions Inc. on Forms S-3 (No. 333-53014, No. 333-71618, No. 333-74108, and No. 333-112956), on Form S-4 (No. 333-112957) and on Forms S-8 (No. 33-90455, No. 333-54818, No. 333-71702, No. 333-91852, No. 333-116903, No. 333-124957, and No. 333-127060).

/s/ GRANT THORNTON LLP

Irvine, California
March 27, 2008

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM